Exhibit 99.1
Monroe Capital Corporation BDC Announces First Quarter 2025 Results
CHICAGO, IL, May 7, 2025 – Monroe Capital Corporation (NASDAQ: MRCC) today announced its financial results for the first quarter ended March 31, 2025.
Except where the context suggests otherwise, the terms “Company,” “we,” “us,” and “our” refer to Monroe Capital Corporation (together with its subsidiaries).
First Quarter 2025 Financial Highlights
•Net Investment Income ("NII") of $4.1 million, or $0.19 per share
•Adjusted Net Investment Income (a non-GAAP measure described below) of $4.2 million, or $0.19 per share
•Net increase (decrease) in net assets resulting from operations of $0.5 million, or $0.03 per share
•Net Asset Value (“NAV”) of $186.9 million, or $8.63 per share
•Paid quarterly dividend of $0.25 per share on March 31, 2025
•Current annual cash dividend yield to stockholders of approximately 14.3%(1)
Chief Executive Officer Theodore L. Koenig commented, “We are pleased to announce that we paid a $0.25 per share dividend during the first quarter representing an approximate 14.3% annualized dividend yield. The dividend was supported by the meaningful spillover income we have accumulated from prior strong performance. Our approach remains centered on prioritizing asset quality and positioning the portfolio for long-term performance across changing market conditions."
Monroe Capital Corporation is a business development company affiliate of the award-winning private credit investment firm and lender, Monroe Capital LLC.
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(1) Based on an annualized dividend and closing share price as of May 6, 2025.

Management Commentary
Adjusted Net Investment Income totaled $4.2 million, or $0.19 per share for the quarter ended March 31, 2025, a decrease from $6.2 million, or $0.29 per share for the quarter ended December 31, 2024. NAV decreased by $0.22 per share, or 2.5%, to $186.9 million or $8.63 per share as of March 31, 2025, compared to $191.8 million or $8.85 per share as of December 31, 2024. The decrease in NAV this quarter was primarily the result of net unrealized losses associated with certain portfolio companies and the first quarter dividend being in excess of the Company's NII for the quarter. As of March 31, 2025, the Company has an estimated $0.53 per share in undistributed spillover income.
At quarter end, the Company's debt-to-equity leverage decreased from 1.53 times debt-to-equity at December 31, 2024 to 1.45 times debt-to-equity at March 31, 2025, as a result of paydowns of the revolving credit facility with proceeds from investment sales and paydowns during the quarter. We continue to focus on managing the Company's investment portfolio and selectively redeploying capital resulting from future repayments.
Selected Financial Highlights
(in thousands, except per share data)

	March 31, 2025	December 31, 2024
Consolidated Statements of Assets and Liabilities data:	(unaudited)	(audited)
Investments, at fair value	$430,571	$457,048
Total assets	$461,518	$490,671
Net assets	$186,877	$191,762
Net asset value per share	$8.63	$8.85

	For the Quarter Ended
	March 31, 2025	December 31, 2024
Consolidated Statements of Operations data:	(unaudited)
Net investment income	$4,086	$6,022
Adjusted net investment income(2)	$4,206	$6,185
Net gain (loss)	$(3,554)	$(7,737)
Net increase (decrease) in net assets resulting from operations	$532	$(1,715)

Per share data:
Net investment income	$0.19	$0.28
Adjusted net investment income(2)	$0.19	$0.29
Net gain (loss)	$(0.16)	$(0.36)
Net increase (decrease) in net assets resulting from operations	$0.03	$(0.08)
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(2) See Non-GAAP Financial Measure – Adjusted Net Investment Income below for a detailed description of this non-GAAP measure and a reconciliation from NII to Adjusted Net Investment Income. The Company uses this non-GAAP financial measure internally in analyzing financial results and believes that this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends for the Company.

Portfolio Summary

	March 31, 2025	December 31, 2024
	(unaudited)
Investments, at fair value	$430,571	$457,048
Number of portfolio company investments	85	91
Percentage portfolio company investments on non-accrual(3)	3.4%	3.4%
Weighted average contractual yield(4)	10.1%	10.2%
Weighted average effective yield(4)	9.2%	10.2%

Asset class percentage at fair value:
First lien loans	77.3%	79.1%
Junior secured loans	7.5%	6.5%
Equity investments	15.2%	14.4%
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(3) Represents portfolio debt or preferred equity investments on non-accrual status as a percentage of total investments at fair value.
(4) Portfolio yield is calculated only on the portion of the portfolio that has a contractual coupon and therefore does not account for dividends on equity investments (other than preferred equity investments).
Financial Review
The Company's NII for the quarter ended March 31, 2025 totaled $4.1 million, or $0.19 per share, compared to $6.0 million, or $0.28 per share, for the quarter ended December 31, 2024. Adjusted Net Investment Income was $4.2 million, or $0.19 per share, for the quarter ended March 31, 2025, compared to $6.2 million, or $0.29 per share, for the quarter ended December 31, 2024. Excluding the impact of the incentive fee limitations of $(0.3) million and $(1.2) million for the quarters ended March 31, 2025 and December 31, 2024, respectively, Adjusted Net Investment Income totaled $3.9 million, or $0.18 per share for the quarter ended March 31, 2025, a decrease from $5.0 million, or $0.23 per share for the quarter ended December 31, 2024. Please refer to the Company’s Form 10-Q for additional information on the Company's incentive fee structure and calculation.
Total investment income for the quarter ended March 31, 2025 totaled $11.6 million, compared to $14.0 million for the quarter ended December 31, 2024. Total investment income decreased by $2.4 million primarily due to the lower effective yield on the portfolio driven by base rate declines and lower spreads on certain portfolio assets as well as a decrease in average invested assets.
Total expenses for the quarter ended March 31, 2025 were $7.6 million, compared to $8.0 million for the quarter ended December 31, 2024. Excluding the impact of the incentive fee limitations, total expenses decreased by $1.3 million primarily due to a lower interest rate environment and reduced average debt outstanding.
Net gain (loss) was $(3.6) million for the quarter ended March 31, 2025, compared to $(7.7) million for the quarter ended December 31, 2024. For the quarter ended March 31, 2025, the net change in unrealized loss on investments was primarily driven by mark-to-market losses from a few specific legacy portfolio companies that continue to be impacted by macroeconomic and idiosyncratic challenges and the Company's investment in MRCC Senior Loan Fund I, LLC ("SLF"). The decrease in value at SLF was driven by net losses on SLF's investments, which are loans to traditional upper middle-market borrowers.
The Company's average portfolio mark decreased by 1.1%, from 92.2% of amortized cost as of December 31, 2024 to 91.1% of amortized cost as of March 31, 2025.
Net increase (decrease) in net assets resulting from operations was $0.5 million, or $0.03 per share, for the quarter ended March 31, 2025, compared to $(1.7) million, or $(0.08) per share, for the quarter ended December 31, 2024.

Liquidity and Capital Resources
As of March 31, 2025, the Company had $6.5 million in cash and cash equivalents, $141.2 million of debt outstanding on its revolving credit facility and $130.0 million of debt outstanding on its 2026 Notes. As of March 31, 2025, the Company had approximately $113.8 million available for additional borrowings on its revolving credit facility, subject to borrowing base availability.
MRCC Senior Loan Fund
SLF is a joint venture with Life Insurance Company of the Southwest (“LSW”), an affiliate of National Life Insurance Company. SLF invests primarily in senior secured loans to middle market companies in the United States. The Company and LSW have each committed $50.0 million of capital to the joint venture. As of March 31, 2025, the Company had made net capital contributions of $42.7 million in SLF with a fair value of $31.9 million, as compared to net capital contributions of $42.7 million in SLF with a fair value of $32.7 million as of December 31, 2024. For the quarter ended March 31, 2025, the Company received dividend income from SLF of $0.9 million, consistent with the $0.9 million received for the quarter ended December 31, 2024. SLF’s underlying investments are loans to middle-market borrowers that are generally larger than the rest of MRCC’s portfolio, which is focused on lower middle-market companies. SLF’s average mark on the underlying investment portfolio decreased during the quarter, from 86.8% of amortized cost as of December 31, 2024, to 82.8% of amortized cost as of March 31, 2025.
As of March 31, 2025, SLF had total assets of $86.0 million (including investments at fair value of $78.4 million), total liabilities of $22.2 million (including borrowings under the $110.0 million secured revolving credit facility with Capital One, N.A. (the “SLF Credit Facility”) of $21.8 million) and total members’ capital of $63.8 million. As of December 31, 2024, SLF had total assets of $104.2 million (including investments at fair value of $98.0 million), total liabilities of $38.7 million (including borrowings under the SLF Credit Facility of $38.2 million) and total members’ capital of $65.5 million.
Non-GAAP Financial Measure – Adjusted Net Investment Income
On a supplemental basis, the Company discloses Adjusted Net Investment Income (including on a per share basis) which is a financial measure that is calculated and presented on a basis of methodology other than in accordance with generally accepted accounting principles of the United States of America (“non-GAAP”). Adjusted Net Investment Income represents NII, excluding the net capital gains incentive fee and income taxes. The Company uses this non-GAAP financial measure internally in analyzing financial results and believes that this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends for the Company. The management agreement with the Company’s advisor provides that a capital gains incentive fee is determined and paid annually with respect to realized capital gains (but not unrealized capital gains) to the extent such realized capital gains exceed realized and unrealized capital losses for such year. Management believes that Adjusted Net Investment Income is a useful indicator of operations exclusive of any net capital gains incentive fee as NII does not include gains associated with the capital gains incentive fee.
The following tables provide a reconciliation from NII (the most comparable GAAP measure) to Adjusted Net Investment Income for the periods presented (in thousands, except per share data):

	For the Quarter Ended
	March 31, 2025		December 31, 2024
	Amount	Per Share Amount	Amount	Per Share Amount
	(unaudited)
Net investment income	$4,086	$0.19	$6,022	$0.28
Net capital gains incentive fee	—	—	—	—
Income taxes, including excise taxes	120	0.00	163	0.01
Adjusted Net Investment Income	$4,206	$0.19	$6,185	$0.29

Adjusted Net Investment Income may not be comparable to similar measures presented by other companies, as it is a non-GAAP financial measure that is not based on a comprehensive set of accounting rules or principles and therefore may be defined differently by other companies. In addition, Adjusted Net Investment Income should be considered in addition to, not as a substitute for, or superior to, financial measures determined in accordance with GAAP.
First Quarter 2025 Financial Results Conference Call
The Company will host a webcast and conference call to discuss these operating and financial results on Thursday, May 8, 2025 at 11:00 a.m. Eastern Time. The webcast will be hosted on a webcast link located in the Investor Relations section of the Company’s website at http://ir.monroebdc.com/events.cfm. To participate in the conference call, please dial (800) 715-9871 approximately 10 minutes prior to the call. Please reference conference ID # 9094217.
For those unable to listen to the live broadcast, the webcast will be available for replay on the Company’s website approximately two hours after the event.
For a more detailed discussion of the financial and other information included in this press release, please also refer to the Company’s Form 10-Q for the quarter ended March 31, 2025, which was filed with the SEC (www.sec.gov) on Wednesday, May 7, 2025.

MONROE CAPITAL CORPORATION
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except per share data)

	March 31, 2025	December 31, 2024
	(unaudited)	(audited)
Assets
Investments, at fair value:
Non-controlled/non-affiliate company investments	$315,012	$343,835
Non-controlled affiliate company investments	83,642	80,483
Controlled affiliate company investments	31,917	32,730
Total investments, at fair value (amortized cost of: $472,436 and $495,797, respectively)	430,571	457,048
Cash and cash equivalents	6,463	9,044
Interest and dividend receivable	23,309	23,511
Other assets	1,175	1,068
Total assets	$461,518	$490,671
Liabilities
Debt	$271,200	$293,900
Less: Unamortized debt issuance costs	(2,108)	(1,925)
Total debt, less unamortized debt issuance costs	269,092	291,975
Interest payable	1,424	2,903
Base management fees payable	1,851	1,965
Accounts payable and accrued expenses	2,215	2,066
Directors' fees payable	59	—
Total liabilities	274,641	298,909
Net Assets
Common stock, $0.001 par value, 100,000 shares authorized, 21,666 and 21,666 shares issued and outstanding, respectively	$22	$22
Capital in excess of par value	297,712	297,712
Accumulated undistributed (overdistributed) earnings	(110,857)	(105,972)
Total net assets	$186,877	$191,762
Total liabilities and total net assets	$461,518	$490,671
Net asset value per share	$8.63	$8.85

MONROE CAPITAL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	For the Quarter Ended
	March 31, 2025	December 31, 2024
	(unaudited)
Investment income:
Non-controlled/non-affiliate company investments:
Interest income	$8,029	$8,576
Payment-in-kind interest income	1,132	1,379
Dividend income	72	237
Other income	229	310
Total investment income from non-controlled/non-affiliate company investments	9,462	10,502
Non-controlled affiliate company investments:
Interest income	452	1,300
Payment-in-kind interest income	767	1,247
Dividend income	57	56
Other income	—	18
Total investment income from non-controlled affiliate company investments	1,276	2,621
Controlled affiliate company investments:
Dividend income	900	900
Total investment income from controlled affiliate company investments	900	900
Total investment income	11,638	14,023
Operating expenses:
Interest and other debt financing expenses	4,677	5,113
Base management fees	1,851	1,965
Professional fees	263	196
Administrative service fees	353	282
General and administrative expenses	226	233
Directors' fees	62	49
Total operating expenses	7,432	7,838
Net investment income before income taxes	4,206	6,185
Income taxes, including excise taxes	120	163
Net investment income	4,086	6,022
Net gain (loss):
Net realized gain (loss):
Non-controlled/non-affiliate company investments	(438)	283
Net realized gain (loss)	(438)	283
Net change in unrealized gain (loss):
Non-controlled/non-affiliate company investments	(2,574)	(1,139)
Non-controlled affiliate company investments	271	(6,694)
Controlled affiliate company investments	(813)	(167)
Foreign currency and other transactions	—	(20)
Net change in unrealized gain (loss)	(3,116)	(8,020)
Net gain (loss)	(3,554)	(7,737)
Net increase (decrease) in net assets resulting from operations	$532	$(1,715)
Per common share data:
Net investment income per share - basic and diluted	$0.19	$0.28
Net increase (decrease) in net assets resulting from operations per share - basic and diluted	$0.03	$(0.08)
Weighted average common shares outstanding - basic and diluted	21,666	21,666

Additional Supplemental Information:
The composition of the Company’s investment income was as follows (in thousands):

	For the Quarter Ended
	March 31, 2025	December 31, 2024
	(unaudited)
Interest income	$7,966	$9,468
Payment-in-kind interest income	1,899	2,626
Dividend income	1,029	1,193
Other income	229	328
Prepayment gain (loss)	245	173
Accretion of discounts and amortization of premiums	270	235
Total investment income	$11,638	$14,023
The composition of the Company’s interest expense and other debt financing expenses was as follows (in thousands):

	For the Quarter Ended
	March 31, 2025	December 31, 2024
	(unaudited)
Interest expense - revolving credit facility	$2,773	$3,227
Interest expense - 2026 Notes	1,555	1,555
Amortization of debt issuance costs	349	331
Total interest and other debt financing expenses	$4,677	$5,113

About Monroe Capital Corporation
Monroe Capital Corporation is a publicly-traded specialty finance company that principally invests in senior, unitranche and junior secured debt and, to a lesser extent, unsecured debt and equity investments in middle-market companies. The Company’s investment objective is to maximize the total return to its stockholders in the form of current income and capital appreciation. The Company’s investment activities are managed by its investment adviser, Monroe Capital BDC Advisors, LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended, and an affiliate of Monroe Capital LLC. To learn more about Monroe Capital Corporation, visit www.monroebdc.com.
About Monroe Capital LLC
Monroe Capital LLC (including its subsidiaries and affiliates, together “Monroe”) is a premier asset management firm specializing in private credit markets across various strategies, including direct lending, technology finance, venture debt, alternative credit solutions, structured credit, real estate and equity. Since 2004, the firm has been successfully providing capital solutions to clients in the U.S. and Canada. Monroe prides itself on being a value-added and user-friendly partner to business owners, management, and both private equity and independent sponsors. Monroe’s platform offers a wide variety of investment products for both institutional and high net worth investors with a focus on generating high quality “alpha” returns irrespective of business or economic cycles. The firm is headquartered in Chicago and has 11 locations throughout the United States, Asia and Australia.

Monroe has been recognized by both its peers and investors with various awards including Private Debt Investor as the 2024 Lower Mid-Market Lender of the Year, Americas and 2023 Lower Mid-Market Lender of the Decade; Inc.’s 2024 Founder-Friendly Investors List; Global M&A Network as the 2023 Lower Mid-Markets Lender of the Year, U.S.A.; DealCatalyst as the 2022 Best CLO Manager of the Year; Korean Economic Daily as the 2022 Best Performance in Private Debt – Mid Cap; Creditflux as the 2021 Best U.S. Direct Lending Fund; and Pension Bridge as the 2020 Private Credit Strategy of the Year. For more information and important disclaimers, please visit www.monroecap.com.
Forward-Looking Statements
This press release may contain certain forward-looking statements. Any such statements, other than statements of historical fact, are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company’s control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future. Such statements speak only as of the time when made, and the Company undertakes no obligation to update any such statement now or in the future.
SOURCE:          Monroe Capital Corporation

Investor Contact:	Mick Solimene
Chief Financial Officer and Chief Investment Officer
Monroe Capital Corporation
(312) 598-8401
msolimene@monroecap.com

Media Contact:	Daniel Abramson
BackBay Communications
(857) 305-8441
daniel.abramson@backbaycommunications.com